FILED
  IN THE OFFICE OF THE
SECRETARY OF STATE OF THE
    STATE OF NEVADA

                           ARTICLES OF INCORPORATION
FEB 27 1997
                                       OF
No. C3959-97
                            PONDEROSA PARTNERS, INC.
/S/ Dean Heller
DEAN HELLER, SECRETARY OF STATE

     ONE: The name of this corporation is PONDEROSA PARTNERS, INC. Director Theodore T. Herman resides at 9855 Topanga Canyon Blvd, #124, Chatsworth, Ca, 91311

     TWO: Its registered office in the State of Nevada is located at 1304 W. Washington, Carson City, Nevada, 89703, that this Corporation may maintain an office, or offices, in such other places within or without the State of Nevada as may be from time to time designated by the Board of Directors, or by the By-Laws of said Corporation, and that this Corporation may conduct all Corporate business of every kind and nature, including the holding of all meetings of Directors and Shareholders, outside the State of Nevada as well as within the State of Nevada.

     THREE: The purpose of this Corporation is to engage in any lawful act or activity for which a corporation may be organized, including but not limited to the following:

     (A) Shall have such rights, privileges and powers as may be conferred upon corporations by any existing law,

     (B) May at any time exercise such rights, privileges and powers, when not inconsistent with the purpose and objects for which this Corporation is organized.

     (C) Shall have powers to have succession by its corporate name for the period limited in its Certificate or its Articles of Incorporation, and when no period is limited, perpetually, or until dissolved and its affairs are wound-up according to law.

     (D) Shall have power to sue and be sued in any court of law or equity.

     (E) Shall have power to make contracts.

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     (F) Shall have power to hold, purchase and convey real and personal estate and to mortgage or lease any such real and personal estate with its franchise. The power to hold real and personal estate shall include the power to take the same by devise or bequest in the State of Nevada, or in any other state, territory or country.

     (G) Shall have the power to appoint such officers and agents as the affairs of the Corporation shall require, and to allow them suitable compensation.

     (H) Shall have the power to make By-Laws not inconsistent with the Constitution or laws of the United -States, or the State of Nevada, for the management, regulation and government of its business, and the calling and holding of meetings of its stockholders.

     (I) Shall have power to windup and dissolve itself, or be wound-up or dissolved.

     (J) Shall have the power to adopt and use a common seal or stamp. The use of a seal or a stamp by the Corporation on any corporate documents is not necessary. The Corporation may use a seal or stamp, Wit desires, but such use or nonuse shall not in any way affect the legality of the document.

     (K) Shall have the power to borrow money and contract debts when necessary for the transaction of its business, or for the exercise of its corporate rights, privileges or franchise, or for any ether lawful purpose of its incorporation; to issue bonds, promissory notes, bills of exchange, debentures, and other obligations and evidence of indebtedness, payable at a specific time to times, or payable upon the happening of a specified event or events, whether secured by mortgage, pledge or otherwise, or unsecured, for money borrowed, or in payment for property purchased, or acquired, or for any other lawful object.

     (L) Shall have power to guarantee, purchase, hold, sell, assign, transfer, mortgage, pledge or otherwise dispose of the shares of capital stock at or any bonds, securities or evidences of the indebtedness created by, any other corporation or corporations of the State of

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     Nevada, or any other state or government, and while owners of such stack, bonds, securities or evidence of indebtedness, to exercise all rights, powers, and privileges of ownership, including the right to vote, if any.

     (M) Shall have the power to purchase, hold, sell and transfer shares of its own capital stock, and use thereof its capital, capital surplus, surplus, or other property or fund.

     (N) Shall have power to conduct business, have one or more offices, and hold, purchase, mortgage and convey real and personal property in the State of Nevada, and in any of the several states, territories, possessions and dependencies of the United States, the District of Columbia, and any foreign countries.

     (O) Shall have the power to do all and everything necessary and proper for the accomplishment of the objects enumerated in its Certificate or Articles of Incorporation of the Corporation, or any amendment thereof

     (P) Shall have the power to make donations for the public welfare or for charitable, scientific or educational purposes.

     (Q) Shall have power to enter into partnerships, general or limited, or joint ventures, in connection with any lawful activities.

     FOUR: The name and address in this state of the Corporation's initial agent for service of process is: Bob Foley, 1304 W. Washington, Carson City, Nv, 89703.

     FIVE: This Corporation is authorized to issue only one class of shares of stock. The total number of shares which the Corporation is authorized to issue is Fifty Million (50,000,000), par value $0.001 per share.

     SIX: The governing board of this Corporation shall be known as directors. There shall be one (1) director and the number of directors may from time to time be increased or decreased

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provided by the By-Laws of this Corporation, providing that the number of directors shall not be reduced to less than one (1).

     SEVEN: The Corporation is to have perpetual existence.

     EIGHT: In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized:

     (A) Subject to the By-Laws, if any, adopted by the Stockholders, to make, alter or amend the By-Laws of the Corporation.

     (B) To fix the amount to be reserved as working capital over and above its capital stock paid in.

     (C) To authorize and cause to be executed, mortgages and liens upon the real and personal property of this Corporation.

     (D) By resolution passed by a majority of the voting power given at a Stockholders meeting called for that purpose, or when authorized by the written consent of the holders of at least a majority of the voting stock issued and outstanding, the Board of Directors shall have the power and authority at any meeting to sell, lease or exchange all of the property and assets of the Corporation including its goodwill and its corporate franchises, upon such terms and conditions as its Board of Directors deems expedient and for the best interests of the Corporation.

     NINE. No director or officer of the Corporation shall be personally liable to the Corporation or any of its Stockholders for damages for breach of fiduciary duty as a director or officer involving any act or omission of any such director or officer; provided, however, that the foregoing provision shall not eliminate or limit the liability of a director or officer (i) for acts or omissions which involve intentional misconduct, fraud or a knowing violation of law, or (ii) the payments of dividends in violation of section 78.300 of the Nevada Revised Statues. Any repeal


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or modification of this Article by the Stockholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director or officer of the Corporation for acts or omissions prior to such repeal or modification.

     TEN: This Corporation reserves the right to amend, alter, change or repeal any provision contained in the Articles of Incorporation, in the manner now or hereafter prescribed by statute, or by the Articles of Incorporation, and all rights conferred upon Stockholders herein are granted subject to this reservation.



     Dated: Dec 27, 96

                                      /s/ Theodore T. Herman
                                      ------------------------------------------
                                      Theodore T. Herman - Incorporator/Director
                                      9855 Topanga Canyon #124
                                      Chatsworth, Ca, 91311



     I, the undersigned, being the Incorporator hereinbefore named for the purpose of forming a Corporation pursuant to the General Corporation Law of the State of Nevada, do make and file these Articles of incorporation, hereby declaring and certifying that the facts herein stated are true, and accordingly have hereunto set my hand this 27 day of Dec, 1996


                                      /s/ Theodore T. Herman
                                      ------------------------------------------
                                      Theodore T. Herman - Incorporator/Director
                                      9855 Topanga Canyon #124
                                      Chatsworth, Ca, 91311


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                                 ACKNOWLEDGMENT



State of California

County of Los Angeles

     On 61-06, 1997 before me, the undersigned, a Notary Public in and for said State, personally appeared Theodore T. Herman personally known to me or proved to me on the basis of satisfactory evidence to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity, and that by his signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.


                                             /s/ Mary L. Pastor
                                             -----------------------
                                             Notary Public



Notary stamp of Mary L. Pastor

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